Exhibit 99.1

DESCRIPTION OF CAPITAL STOCK

The discussion below describes the material terms of our capital stock, the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws and the discussion below and in “Certain Relationships and Related Party Transactions” on page 157 describes the material terms of the Stockholders Agreement and the Registration Rights Agreement as they will be in effect from the completion of this offering. The following summaries are qualified in their entirety by reference to the Second Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws, the Stockholders Agreement and the Registration Rights Agreement, copies of which have been filed as exhibits to the registration statement of which the prospectus forms a part.

Upon completion of the offering, our authorized capital stock will consist of 550,000,000 shares of common stock, 878,304 shares of Class B common stock and 50,000,000 shares of preferred stock, the rights and preferences of which may be designated by our Board. Upon completion of the offering, there will be 243,874,975 shares of common stock issued and outstanding, 878,304 shares of Class B common stock issued and outstanding and no shares of preferred stock issued and outstanding. As of January 2, 2014, there were 21 holders of record of our common stock and two holders of record of our Class B common stock.

Common Stock

Voting Rights.  The holders of our common stock are entitled to one vote per share of common stock on each matter properly submitted to the stockholders on which the holders of shares of common stock are entitled to vote. Subject to the director nomination rights described in “Certain Relationships and Related Party Transactions—Stockholders Agreement” on page 157 and the rights of holders of any series of preferred stock to elect directors under specified circumstances, at any annual or special meeting of the stockholders, holders of common stock will have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.

Dividend Rights.  All shares of our common stock will be entitled to share equally in any dividends our Board may declare from legally available sources, subject to the terms of any outstanding preferred stock and Class B common stock described below. See “—Class B Common Stock” on page 170 and “—Preferred Stock” on page 171. Provisions of our debt agreements and other contracts, including requirements under the Second Amended and Restated Certificate of Incorporation and the Stockholders Agreement described elsewhere in this prospectus, may impose restrictions on our ability to declare dividends with respect to our common stock.

Liquidation Rights.  Upon a liquidation or dissolution of EP Energy Corporation, whether voluntary or involuntary and subject to the rights of the holders of Class B common stock and any preferred stock, all shares of our common stock will be entitled to share equally in the assets available for distribution to holders of common stock after payment of all of our prior obligations, including any then-outstanding preferred stock, in the manner described in “—Distributions Upon a Liquidation” on page 171.

Registration Rights.  Pursuant to the Registration Rights Agreement, we have granted the Legacy Class A Stockholders demand registration rights and/or incidental registration rights, in each case, with respect to certain shares of common stock owned by them. See “Certain Relationships and Related Party Transactions—Registration Rights Agreement” on page 163.

Other Matters.  Except as provided by the Stockholders Agreement with respect to the Legacy Class A Stockholders, the holders of our common stock will have no preemptive rights, and our common stock will not be subject to further calls or assessments by us. There are no redemption or sinking fund provisions applicable to our common stock.

Class B Common Stock

Voting Rights.  Except as required by law, the holders of our Class B common stock are not entitled to vote.

Dividend Rights.  After the consummation of a capital transaction, or following any other distribution or series of distributions of capital proceeds or available cash, where the net return on Invested Capital (as defined below) after taking into account costs and expenses incurred in connection with generating such return and after giving effect to such capital transactions or other distribution or series of distributions of capital proceeds or available cash, in EP Energy Corporation and EPE Acquisition to the Legacy Class A Stockholders (“MOIC”) is at least 1.0, all shares of our Class B common stock (whether or not vested) will be entitled to share in dividends our Board may declare from legally available sources, subject to the terms of any outstanding preferred stock and common stock, as if such dividends were proceeds from a liquidation or dissolution of the Company or certain change of control transactions with respect to us and our subsidiaries (taken as a whole) and distributed in the manner described in “—Distributions Upon a Liquidation” on page 171. Provisions of our debt agreements and other contracts, including requirements under the Second Amended and Restated Certificate of Incorporation and the Stockholders Agreement described elsewhere in this prospectus, may impose restrictions on our ability to declare dividends with respect to our Class B common stock. See “—Distributions Upon a Liquidation” on page 171, “—Preferred Stock” on page 171 and “—Common Stock” on page 169.

Liquidation Rights.  Upon a liquidation or dissolution of EP Energy Corporation, whether voluntary or involuntary and subject to the rights of the holders of common stock and preferred stock, all shares of our Class B common stock will be entitled to share equally in the assets available for distribution to holders of Class B common stock after payment of all of our prior obligations, including any then outstanding Preferred Stock, in the manner described in “—Distributions Upon a Liquidation” on page 171.

Registration Rights.  The owners of Class B common stock do not have any registration rights under the terms of the Registration Rights Agreement. Pursuant to the Stockholders Agreement, we intend to file shelf registration statement(s) to register shares of common stock issued in connection with one or more Class B Exchanges. See “—Class B Exchange—Shelf Registration Statements” on page 174.

Other Matters.  The holders of our Class B common stock will have no preemptive rights, and our Class B common stock will not be subject to further calls or assessments by us other than upon certain termination of employment as described above under “Management—Executive Compensation—Treatment of Equity Awards” on page 144. There are no redemption or sinking fund provisions applicable to our Class B common stock. During the first five business days of June of each year, commencing in 2017, but prior to any capital transaction where the MOIC is at least 1.0, any employee who owns Class B common stock (other than our chief executive officer or chief financial officer) and who exhibits sufficient financial need (as determined by the chief executive officer in good faith) may request that a portion of his Class B common stock be repurchased by us at the then fair market value, provided that such repurchases shall not (i) during any fiscal year, exceed $15 million in the aggregate or represent more than 12.5% of such employee’s Class B common stock, (ii) cause more than 25% of such employee’s Class B common stock to have been so repurchased, or (iii) be consummated if the chief executive officer determines in good faith that such repurchases would not be in our best interests.

Business Purpose.  The purpose of the provisions in our Second Amended and Restated Certificate of Incorporation relating to the dividend and liquidation rights of our Class B common stock and the Class B Exchange is to ensure that our Class B common stock is economically equivalent, to the extent possible, to the Class B units of EPE Acquisition that existed as of immediately prior to the Corporate Reorganization, as required by the terms of the LLC Agreement. The Class B units of EPE Acquisition were originally issued to align management’s incentives with the performance of the Company and returns to our investors.

Preferred Stock

For so long as the Negative Control Condition is satisfied, our Board may, by a Special Board Approval, and in the event the Negative Control Condition is no longer satisfied, our Board may by a majority vote, issue, from time to time, up to an aggregate of 50,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences and the number of shares constituting any series or designations of such series. See “Certain Relationships and Related Party Transactions—Stockholders Agreement” on page 157 and “—Certain Anti-Takeover, Limited Liability and Indemnification Provisions” on page 175. Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us and might affect the market price of our common stock. See “—Certain Anti-Takeover, Limited Liability and Indemnification Provisions” on page 175.

Distributions Upon a Liquidation

Upon a liquidation or dissolution of our company, whether voluntary or involuntary, or upon the consummation of certain change of control transactions with respect to us and our subsidiaries (taken as a whole), the proceeds from such liquidation, dissolution or change of control transaction will be distributed to the holders of common stock and the holders of Class B common stock as follows:

•                  First, to each holder of common stock, its pro rata portion of such proceeds until each Legacy Class A Stockholder has recouped the amount of capital invested by such Legacy Class A Stockholder or its predecessor in interest in EP Energy Corporation and EPE Acquisition (“Invested Capital”);

•                  Second, to the holders of Class B common stock, a portion of such proceeds equal to 3/97ths of the amount of any Preferred Return (as defined below) paid to the Legacy Class A Stockholders prior to the occurrence of such liquidation, dissolution or change of control transaction;

•                  Third, (i) 97% of the remaining proceeds to the holders of common stock until each Legacy Class A Stockholder has received a 5% preferred return on its Invested Capital (“Preferred Return”), and (ii) 3% of such remaining proceeds to the holders of Class B common stock pro rata;

•                  Fourth, the remaining proceeds after the foregoing distributions have been made shall be distributed among the holders of common stock and the holders of Class B common stock as follows:

(a)                                 the holders of common stock pro rata, the amount of such remaining proceeds not otherwise distributed to the holders of Class B common stock pursuant to (b) below; and

(b)                                 to the holders of Class B common stock pro rata, a cumulative portion of the aggregate amount of the net return on investment received by the Legacy Class A Stockholders after taking into account costs and expenses incurred in connection with generating such return in excess of the total Invested Capital (“Profits”) as set forth in the table below, based on the MOIC following such liquidation, dissolution or change of control transaction and expressed as a percentage of Profits; provided, that if such remaining proceeds described in this fourth bullet are insufficient to pay to the holders of Class B common stock such amount, then the holders of Class B common stock will instead be entitled to receive 50% of such remaining proceeds.

MOIC	Portion of Profits
1.00 < MOIC < 1.50	3.5% of Profits
1.50 < MOIC < 2.25	6.5% of Profits* + 3.5% of Profits
MOIC > 2.25	6.0% of Profits** + 6.5% of Profits* + 3.5% of Profits

*                                         The calculation of Profits, solely for this purpose, is based on the amount of proceeds received by the Legacy Class A Stockholders in excess of the total Invested Capital multiplied by 1.50.

**                                  The calculation of Profits, solely for this purpose, is based on the amount of proceeds received by the Legacy Class A Stockholders in excess of the total Invested Capital multiplied by 2.25.

Distributions of such proceeds to holders of Class B common stock will not exceed 8.5% of the aggregate Profits distributed to the Class A Stockholders and the Class B Stockholders and no distributions of such proceeds will be made to the holders of Class B common stock unless MOIC is at least 1.0. In the event any management or transaction fees are paid to the Sponsors, then at the time that a distribution is to be made upon such liquidation, dissolution or change of control transaction (the “Initial Distribution”), an additional distribution shall be made to the holders of Class B common stock equal to the excess of:

•                  96% of the amount that would have been distributed (or deemed distributed) to the holders of Class B common stock if such management or transaction fees were taken into account as distributions to the Legacy Class A Stockholders in calculating the amount of the Initial Distribution, over

•                  the amount of the Initial Distribution, plus any amounts previously distributed to the holders of Class B common stock in respect of any management or transaction fees previously paid to the Sponsors.

Class B Exchange

Upon any sale of shares of common stock by the Specified Stockholders where the net return on Invested Capital to the Specified Stockholders after taking into account costs and expenses incurred in connection with generating such return (but only to the extent not reimbursed by us pursuant to the Stockholders Agreement) (“Specified MOIC”) is at least 1.0 (a “Specified Sale”), we will exchange with each holder of Class B common stock a number of shares of Class B common stock for a number of newly issued shares of common stock in such amount and in the manner described below (a “Class B Exchange”).

Number of Shares of Class B Common Stock Exchanged

In connection with each Class B Exchange, we will exchange with the holders of Class B common stock the consideration described below for a specified number of shares of Class B common stock such that following the exchange, the number of shares of Class B common stock will equal the Specified Percentage (as defined below) of the number of shares of Class B common stock owned prior to the first sale of common stock by the Specified Stockholders (the “First Sale”). The “Specified Percentage” is a percentage equal to the number of shares of common stock held by the Specified Stockholders after the First Sale divided by the number of shares of common stock held by the Specified Stockholders prior to the First Sale. For example, if the Specified Stockholders sold 20 out of 100 shares of common stock in a Specified Sale and had 80 shares of common stock remaining, the Specified Percentage would equal 80% and the total number of shares of Class B common stock held by the holders of Class B common stock following the Class B Exchange must be equal to 80% of the total number of shares of Class B common stock held by the holders of Class B common stock prior to the First Sale.

Class B Consideration

The aggregate value of the shares of common stock issuable in connection with a Class B Exchange (the “Class B Consideration”) will equal:

•                  3/97ths of any of the 5% preferred return on Invested Capital with respect to the Specified Stockholders to the extent received by the Specified Stockholders prior to the consummation of the related Specified Sale; plus

•                  3% of the net return on investment received by the Specified Stockholders after taking into account costs and expenses incurred in connection with generating such return (but only to the extent not reimbursed by us pursuant to the Stockholders Agreement) in excess of the total Invested Capital with respect to the Specified Stockholders (“Specified Profits”) after the Specified Stockholders have recouped their Invested Capital, less the amount described in the first bullet above; plus

•                  an amount of Specified Profits equal to a cumulative portion of the Specified Profits as set forth in the table below, based on the Specified MOIC following such Specified Sale and expressed as a percentage of Specified Profits; plus

•                  an amount equal to (i) the aggregate of the amounts described in the preceding three bullets, (i) multiplied by (ii) a fraction, the numerator of which is the number of shares of common stock held by the Legacy Class A Stockholders immediately prior to the First Sale and the denominator of which is the total number of shares of common stock held by the Specified Stockholders as of immediately prior to the First Sale (the “Adjustment Multiple”), minus (iii) the aggregate of the amounts described in the preceding three bullets.

Specified MOIC	Portion of Specified Profits
1.00 < Specified MOIC < 1.50	3.5% of Specified Profits
1.50 < Specified MOIC < 2.25	6.5% of Specified Profits* + 3.5% of Specified Profits
Specified MOIC > 2.25	6.0% of Specified Profits** + 6.5% of Specified Profits* + 3.5% of Specified Profits

*                                         The calculation of Specified Profits, solely for this purpose, is based on the amount of proceeds received by the Specified Stockholders in excess of the Invested Capital with respect to the Specified Stockholders multiplied by 1.50.

**                                  The calculation of Specified Profits, solely for this purpose, is based on the amount of proceeds received by the Specified Stockholders in excess of the Invested Capital with respect to the Specified Stockholders multiplied by 2.25.

In the event any management or transaction fees are paid to the Sponsors, then at the time that Class B Consideration is to be distributed to the holders of Class B common stock (the “Initial Class B Consideration”), an additional distribution shall be made to the holders of Class B common stock equal to the excess of:

•                  96% of the Class B Consideration that would have been distributed (or deemed distributed) to the holders of Class B common stock if such management or transaction fees were taken into account as distributions to the Legacy Class A Stockholders in calculating the amount of the Initial Class B Consideration, over

•                  the amount of the Initial Class B Consideration, plus any amounts previously distributed to the holders of Class B common stock in respect of any management or transaction fees previously paid to the Sponsors.

Number of shares of common stock issuable in a Class B Exchange

The total number of shares of common stock to be issued to the holders of Class B common stock in connection with a Class B Exchange shall be equal to the Class B Consideration, divided by the average per share closing price of the common stock for the five consecutive trading days immediately prior to the Class B Exchange. No fractional shares of common stock will be issued in connection with a Class B Exchange and each holder of Class B common stock will receive a cash payment in lieu of such fractional share of common stock based on the foregoing per share price. Upon the consummation of a Class B Exchange, we shall cancel the shares of Class B common stock received in such Class B Exchange.

Limitations on Class B Exchange

In no event shall the Class B Consideration exceed 8.5% of the Specified Profits multiplied by the Adjustment Multiple and no Class B Exchange shall be consummated until the consummation of a Specified Sale. The amount of the Class B Consideration will be offset by amounts previously received by such stockholders in respect of their shares of Class B common stock.

Illustration of Class B Exchange

Below is an example that illustrates the number of shares of common stock that would be issued in a Class B Exchange assuming a sale by the Specified Stockholders of 100% of their common stock holdings on December 31st of each specified year for net proceeds equal to the hypothetical per share prices noted below. In addition, the example illustrates the percentage of common stock outstanding that the common stock issued in the Class B Exchange would represent.

# of Class A Shares Issued in Class B Exchange							% of Current Class A Shares Outstanding
		Year Ended December 31,							Year Ended December 31,
(MM shares)		2014	2015	2016	2017	2018			2014	2015	2016	2017	2018
	$20.00	4.9	4.9	4.9	4.9	4.9		$20.00	2.0%	2.0%	2.0%	2.0%	2.0%
EPE	$22.50	6.4	6.4	6.4	6.4	6.4	EPE	$22.50	2.6%	2.6%	2.6%	2.6%	2.6%
Share	$25.00	7.6	7.6	7.6	7.6	7.6	Share	$25.00	3.1%	3.1%	3.1%	3.1%	3.1%
Price	$27.50	8.7	8.7	8.7	8.7	8.7	Price	$27.50	3.6%	3.6%	3.6%	3.6%	3.6%
	$30.00	9.5	9.5	9.5	9.5	9.5		$30.00	3.9%	3.9%	3.9%	3.9%	3.9%

Shelf Registration Statements

Pursuant to the Stockholders Agreement, the shares of common stock issued in a Class B Exchange must be freely transferable under federal securities laws by the holders. In connection with such Class B Exchanges, we intend to file one or more shelf registration statements under the Securities Act covering newly issued shares of common stock pursuant to such Class B Exchanges. Accordingly, shares of our common stock registered under such shelf registration statement(s) may become available for sale in the open market upon the completion of such exchanges, subject to Rule 144 limitations applicable to our affiliates.

Certain Anti-Takeover, Limited Liability and Indemnification Provisions

Certain provisions in our Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and the Stockholders Agreement summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

“Blank Check” Preferred Stock.  Our Second Amended and Restated Certificate of Incorporation provides that, for so long as the Negative Control Condition is satisfied, our Board may by a Special Board Approval, and in the event the Negative Control Condition is no longer satisfied, our Board may by a majority vote, issue shares of Preferred Stock. See

“Certain Relationships and Related Party Transactions—Stockholders Agreement” on page 157 and “Certain Relationships and Related Party Transactions—Stockholders Agreement—Consent Rights” on page 161. Preferred Stock could be issued by our Board to increase the number of outstanding shares making a takeover more difficult and expensive. See “—Preferred Stock” on page 171.

No Cumulative Voting.  Our Second Amended and Restated Certificate of Incorporation provides that stockholders do not have the right to cumulative votes in the election of directors.

Removal of Directors; Vacancies.  Each of the Sponsors, for so long as it beneficially owns certain percentages of their current ownership of common stock as of the Effective Time, will have the right to designate a certain number of directors, and each Legacy Class A Stockholder has agreed to vote its shares of common stock in favor of such designee. Each of the Sponsors shall have the sole right to remove any director designated by it, with or without cause, and to fill any vacancy caused by the removal of any such director. If any Sponsor has lost its right to designate the applicable director nominee and the Legacy Class A Stockholders hold more than 50% of our outstanding common stock, the Legacy Class A Stockholders will have the right to designate a Replacement Director by a vote of the Legacy Class A Stockholders holding a majority-in-interest of our outstanding common stock then held by the Legacy Class A Stockholders. For so long as the Sponsors or a majority-in-interest of the Legacy Class A Stockholders, as applicable, have the right to designate directors, the governance and nominating committee of the Board shall only nominate a director after consulting with the Sponsor or majority-in-interest of the Legacy Class A Stockholders, as applicable, that is entitled to designate such director. Subject to the exceptions described above, directors may be removed only for cause, and only by the affirmative vote of the holders of Class A Stock that together hold at least two-thirds of the voting power entitled to vote in any annual election of directors or class of directors; provided, however, that for so long as the Legacy Class A Stockholders beneficially own more than 50% of the outstanding common stock, directors may be removed only for cause, and only by the affirmative vote of the holders of Class A Stock that together hold at least a majority of the voting power entitled to vote in any annual election of directors or class of directors. See “Certain Relationships and Related Party Transactions—Stockholders Agreement” on page 157.

Stockholder Action by Written Consent.  Our Second Amended and Restated Certificate of Incorporation provides that for so long as the Legacy Class A Stockholders beneficially own more than 50% of the outstanding shares of our common stock, any action required to be or that may be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if and only if a consent in writing, setting forth the action so taken, shall be signed by the stockholders having not less than the minimum number of votes necessary to take such action.

Classified Board.  Our Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Stockholders Agreement provide that our Board has three classes of directors:

•                  Class I consists of two directors designated by Apollo, one director designated by Riverstone and one independent director designated by Apollo, each of whom shall serve an initial one-year term;

•                  Class II consists of one director designated by Apollo, one director designated by KNOC, one director designated by Access and one independent director designated by Riverstone, each of whom shall serve an initial two -year term; and

•                  Class III consists of two directors designated by Apollo, one director designated by Riverstone, one independent director designated by Apollo and our Chief Executive Officer, each of whom shall serve an initial three-year term.

For so long as the Negative Control Condition is satisfied, the number of directors on our Board may be fixed only by Special Board Approval. If the Negative Control Condition is no longer satisfied, the number of directors on our Board may be fixed by a majority of the Board.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.  Our Amended and Restated Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that, in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders. In lieu of our 2014 annual meeting, our stockholders executed a unanimous written consent to elect the Company’s directors.

Special Meetings of Stockholders.  Subject to the rights of the Preferred Stock, special meetings of our stockholders may be called only by a majority of the Board pursuant to a resolution approved by the Board and business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such special meeting.

Special Board Approval.  For so long as the Negative Control Condition is satisfied, certain of our significant business decisions require Special Board Approval, including the issuance of Preferred Stock. See “Certain Relationships and Related Party Transactions—Stockholders Agreement” beginning on page 157.

Limitation of Officer and Director Liability and Indemnification Arrangements.  Our Second Amended and Restated Certificate of Incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. However, if Delaware law is amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of our directors will be limited or eliminated to the fullest extent permitted by Delaware law, as so amended.

Our Second Amended and Restated Certificate of Incorporation provides that we will, from time to time, to the fullest extent permitted by law, indemnify our directors, officers and Board observers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We also will indemnify any person who, at our request, is or was serving as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us.

The right to be indemnified will include the right of an officer or a director to be paid expenses, including attorneys’ fees, in advance of the final disposition of any proceeding, provided that, if required by law, we receive an undertaking to repay such amount if it will be determined that he or she is not entitled to be indemnified.

Our Board may take certain action it deems necessary to carry out these indemnification provisions, including purchasing insurance policies. Neither the amendment nor the repeal of these indemnification provisions, nor the adoption of any provision of our Second Amended and Restated Certificate of Incorporation inconsistent with these indemnification provisions, will eliminate or reduce any rights to indemnification relating to such person’s status or any activities prior to such amendment, repeal or adoption.

We intend to enter into separate indemnification agreements with each of our directors and executive officers, which may be broader than the specific indemnification provisions contained in Delaware law. These indemnification agreements may require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.

Currently, to our knowledge, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification by us is sought, nor are we aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors and officers.

Forum Selection

Our Second Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a breach of fiduciary duty, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Delaware Anti-Takeover Law

We have elected to be exempt from the restrictions imposed under Section 203 of the DGCL. Section 203 of the DGCL provides that, subject to exception specified therein, an “interested stockholder” of a Delaware corporation shall not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•                  prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

•                  on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•                  any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•                  the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period.

Amendment of Our Second Amended and Restated Certificate of Incorporation

For so long as the Negative Control Condition is satisfied, the Second Amended and Restated Certificate of Incorporation may be amended with a Special Board Approval and the affirmative vote of holders of at least 80% of the outstanding shares of common stock entitled to vote thereon. If the Negative Control Condition is no longer satisfied, the Second Amended and Restated Certificate of Incorporation may be amended by the affirmative vote of at least 90% of the outstanding shares of common stock entitled to vote thereon and by the vote of the holders of a majority of our Board.

The Stockholders Agreement further provides that each of the Legacy Stockholders will not vote to amend or modify any provision of our Second Amended and Restated Certificate of Incorporation in a manner that would disproportionally and materially adversely affect the interests of any Legacy Stockholder (in relation to any other Legacy Stockholder after taking into account the rights of such Legacy Stockholder) without the written approval of such Legacy

Stockholder. Further, the Stockholders Agreement provides that the Legacy Stockholders will vote and take all other necessary actions to ensure that the Second Amended and Restated Certificate of Incorporation does not conflict with the Stockholders Agreement and to give effect to the provisions of the Stockholders Agreement.

Amendment of Our Amended and Restated Bylaws

For so long as the Negative Control Condition is satisfied, the Amended and Restated Bylaws may be amended with a Special Board Approval and the affirmative vote of holders of at least 80% of the outstanding shares of common stock entitled to vote thereon. If the Negative Control Condition is no longer satisfied, the Amended and Restated Certificate of Bylaws may be amended by the affirmative vote of at least 90% of the outstanding shares of common stock entitled to vote thereon and by the vote of the holders of a majority of our Board.

The Stockholders Agreement further provides that each of the Legacy Stockholders will not vote to amend or modify any provision of our Amended and Restated Bylaws in a manner that would disproportionally and materially adversely affect the interests of any Legacy Stockholder (in relation to any other Legacy Stockholder after taking into account the rights of such Legacy Stockholder) without the written approval of such Legacy Stockholder. Further, the Stockholders Agreement provides that the Legacy Stockholders will vote and take all other necessary actions to ensure that the Amended and Restated Bylaws do not conflict with the Stockholders Agreement and to give effect to the provisions of the Stockholders Agreement.

Corporate Opportunity

Under our Second Amended and Restated Certificate of Incorporation, to the extent permitted by law:

•                  any Covered Person has the right to, and has no duty to abstain from, exercising such right to, conduct business with any business that is competitive or in the same line of business as the us, do business with any of our clients or customers, or invest or own any interest publicly or privately in, or develop a business relationship with, any business that is competitive or in the same line of business as us;

•                  if a Covered Person acquires knowledge of a potential transaction that could be a corporate opportunity, he has no duty to offer such corporate opportunity to us; and

•                  we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Listing

We have been approved to list our common stock on the NYSE under the symbol “EPE.”